Exhibit 99.1

A-Mark Precious Metals Reports Fiscal Second Quarter 2024 Results

Q2 FY 2024 Diluted Earnings Per Share of $0.57

Repurchase of 440,092 Common Shares for $12 Million

Asset Backed Securitization Notes Payable paid off at Maturity

Company reaffirms regular quarterly cash dividend policy of $0.20 per share

El Segundo, CA – February 6, 2024 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal second quarter ended December 31, 2023.

Management Commentary

“Our second quarter results reflect the strength of our fully-integrated platform to generate profitable results,” said A-Mark CEO Greg Roberts. “Despite continued softened demand, we delivered $0.57 per diluted share, $25.1 million of non-GAAP EBITDA, and continued to enhance shareholder value by increasing our share repurchase program by buying back 440,092 shares of common stock during the quarter. During December, we also repaid our Notes Payable from our $100MM Asset Backed Securitization.

“We continue to explore strategic opportunities, as reflected by our recent M&A activity, and to invest in logistics automation initiatives at our A-Mark Global Logistics (AMGL) facility in Las Vegas, which will allow us to efficiently handle a greater number of SKUs and increased volume, all while effectively minimizing our operational costs. We are confident that these strategic measures will support our growth strategy as we strive to further expand our business.

“Our commitment to generating stockholder value remains firm, and we are confident in A-Mark’s diversified and proven business model.”

Fiscal Second Quarter 2024 Operational Highlights

•
Gold ounces sold in the three months ended December 31, 2023 decreased 20% to 450,000 ounces from 565,000 ounces for the three months ended December 31, 2022, and decreased 9% from 495,000 ounces for the three months ended September 30, 2023
•
Silver ounces sold in the three months ended December 31, 2023 decreased 30% to 26.6 million ounces from 38.1 million ounces for the three months ended December 31, 2022, and decreased 13% from 30.4 million ounces for the three months ended September 30, 2023
•
As of December 31, 2023, the number of secured loans decreased 32% to 715 from 1,049 as of December 31, 2022, and decreased 11% from 803 as of September 30, 2023
•
As of December 31, 2023, secured loans receivable increased 4% to $106.6 million from $102.5 million as of December 31, 2022, and increased 7% from $99.2 million as of September 30, 2023

•
Direct-to-Consumer new customers for the three months ended December 31, 2023 decreased 60% to 52,500 from 131,200 for the three months ended December 31, 2022, and increased 34% from 39,100 for the three months ended September 30, 2023
•
Direct-to-Consumer active customers for the three months ended December 31, 2023 increased 17% to 136,400 from 116,400 for the three months ended December 31, 2022, and increased 28% from 106,400 for the three months ended September 30, 2023
•
Direct-to-Consumer average order value for the three months ended December 31, 2023 decreased $171, or 7% to $2,218 from $2,389 for the three months ended December 31, 2022, and decreased $222, or 9% from $2,440 for the three months ended September 30, 2023
•
JM Bullion’s average order value for the three months ended December 31, 2023 decreased $177, or 8% to $2,061 from $2,238 for the three months ended December 31, 2022, and decreased $178, or 8% from $2,239 for the three months ended September 30, 2023

	Three Months Ended December 31,
	2023	2022
Selected Operating and Financial Metrics:
Gold ounces sold (1)	450,000	565,000
Silver ounces sold (2)	26,575,000	38,137,000
Number of secured loans at period end (3)	715	1,049
Secured loans receivable at period end	$106,565,000	$102,470,000
Direct-to-Consumer ("DTC") number of new customers (4)	52,500	131,200
Direct-to-Consumer number of active customers (5)	136,400	116,400
Direct-to-Consumer number of total customers (6)	2,439,900	2,193,200
Direct-to-Consumer average order value ("AOV") (7)	$2,218	$2,389
JM Bullion ("JMB") average order value (8)	$2,061	$2,238
CyberMetals number of new customers (9)	1,400	4,300
CyberMetals number of active customers (10)	1,900	1,300
CyberMetals number of total customers (11)	26,200	12,500
CyberMetals customer assets under management at period end (12)	$6,500,000	$5,600,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	December 31, 2023	September 30, 2023
Selected Operating and Financial Metrics:
Gold ounces sold (1)	450,000	495,000
Silver ounces sold (2)	26,575,000	30,378,000
Number of secured loans at period end (3)	715	803
Secured loans receivable at period end	$106,565,000	$99,167,000
Direct-to-Consumer ("DTC") number of new customers (4)	52,500	39,100
Direct-to-Consumer number of active customers (5)	136,400	106,400
Direct-to-Consumer number of total customers (6)	2,439,900	2,387,400
Direct-to-Consumer average order value ("AOV") (7)	$2,218	$2,440
JM Bullion ("JMB") average order value (8)	$2,061	$2,239
CyberMetals number of new customers (9)	1,400	2,400
CyberMetals number of active customers (10)	1,900	2,500
CyberMetals number of total customers (11)	26,200	24,800
CyberMetals customer assets under management at period end (12)	$6,500,000	$6,000,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Six Months 2024 Operational Highlights

•
Gold ounces sold in the six months ended December 31, 2023 decreased 21% to 945,000 ounces from 1,194,000 ounces for the six months ended December 31, 2022
•
Silver ounces sold in the six months ended December 31, 2023 decreased 23% to 57.0 million ounces from 74.1 million ounces for the six months ended December 31, 2022
•
Direct-to-Consumer new customers for the six months ended December 31, 2023 decreased 49% to 91,600 from 180,200 for the six months ended December 31, 2022
•
Direct-to-Consumer active customers for the six months ended December 31, 2023 increased 29% to 242,800 from 188,500 for the six months ended December 31, 2022
•
Direct-to-Consumer average order value for the six months ended December 31, 2023 decreased $45, or 2% to $2,316 from $2,361 for the six months ended December 31, 2022
•
JM Bullion’s average order value for the six months ended December 31, 2023 decreased $55, or 3% to $2,140 from $2,195 for the six months ended December 31, 2022

	Six Months Ended December 31,
	2023	2022
Selected Operating and Financial Metrics:
Gold ounces sold (1)	945,000	1,194,000
Silver ounces sold (2)	56,953,000	74,054,000
Number of secured loans at period end (3)	715	1,049
Secured loans receivable at period end	$106,565,000	$102,470,000
Direct-to-Consumer ("DTC") number of new customers (4)	91,600	180,200
Direct-to-Consumer number of active customers (5)	242,800	188,500
Direct-to-Consumer number of total customers (6)	2,439,900	2,193,200
Direct-to-Consumer average order value ("AOV") (7)	$2,316	$2,361
JM Bullion ("JMB") average order value (8)	$2,140	$2,195
CyberMetals number of new customers (9)	3,800	6,600
CyberMetals number of active customers (10)	4,400	1,600
CyberMetals number of total customers (11)	26,200	12,500
CyberMetals customer assets under management at period end (12)	$6,500,000	$5,600,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal Second Quarter 2024 Financial Highlights

•
Revenues for the three months ended December 31, 2023 increased 7% to $2.079 billion from $1.950 billion for the three months ended December 31, 2022 and decreased 16% from $2.48 billion for the three months ended September 30, 2023
•
Gross profit for the three months ended December 31, 2023 decreased 28% to $46.0 million from $64.0 million for the three months ended December 31, 2022 and decreased 7% from $49.4 million for the three months ended September 30, 2023
•
Gross profit margin for the three months ended December 31, 2023 decreased to 2.21% of revenue, from 3.28% of revenue for the three months ended December 31, 2022, and improved from 1.99% of revenue in the three months ended September 30, 2023
•
Net income attributable to the Company for the three months ended December 31, 2023 decreased 59% to $13.8 million from $33.5 million for the three months ended December 31, 2022, and decreased 27% from $18.8 million for the three months ended September 30, 2023
•
Diluted earnings per share totaled $0.57 for the three months ended December 31, 2023, a 58% decrease compared to $1.35 for the three months ended December 31, 2022, and decreased 26% from $0.77 for the three months ended September 30, 2023
•
Adjusted net income before provision for income taxes, depreciation, amortization, and acquisition costs (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended December 31, 2023 decreased 53% to $21.7 million from $46.5 million for the three months ended December 31, 2022, and decreased 19% from $26.8 million for the three months ended September 30, 2023
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended December 31, 2023 decreased 48% to $25.1 million from $48.7 million for the three months ended December 31, 2022, and decreased 18% from $30.4 million for the three months ended September 30, 2023

	Three Months Ended December 31,
	2023	2022
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,078,815	$1,949,705
Gross profit	$46,041	$63,969
Depreciation and amortization expense	$(2,811)	$(3,260)
Net income attributable to the Company	$13,766	$33,481

Earnings per Share:
Basic	$0.60	$1.43
Diluted	$0.57	$1.35

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$21,728	$46,471
EBITDA	$25,096	$48,659

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

	Three Months Ended
	December 31, 2023	September 30, 2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,078,815	$2,484,618
Gross profit	$46,041	$49,405
Depreciation and amortization expense	$(2,811)	$(2,792)
Net income attributable to the Company	$13,766	$18,827

Earnings per Share:
Basic	$0.60	$0.81
Diluted	$0.57	$0.77

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$21,728	$26,779
EBITDA	$25,096	$30,448

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

Fiscal Six Months 2024 Financial Highlights

•
Revenues for the six months ended December 31, 2023 increased 19% to $4.563 billion from $3.850 billion for the six months ended December 31, 2022
•
Gross profit for the six months ended December 31, 2023 decreased 32% to $95.4 million from $140.6 million for the six months ended December 31, 2022
•
Gross profit margin for the six months ended December 31, 2023 decreased to 2.09% of revenue, from 3.65% of revenue for the six months ended December 31, 2022
•
Net income attributable to the Company for the six months ended December 31, 2023 decreased 59% to $32.6 million from $78.6 million for the six months ended December 31, 2022
•
Diluted earnings per share totaled $1.34 for the six months ended December 31, 2023, a 58% decrease compared to $3.18 for the six months ended December 31, 2022
•
Adjusted net income for the six months ended December 31, 2023 decreased 55% to $48.5 million from $107.7 million for the six months ended December 31, 2022
•
EBITDA for the six months ended December 31, 2023 decreased 50% to $55.5 million from $110.9 million for the six months ended December 31, 2022

	Six Months Ended December 31,
	2023	2022
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$4,563,433	$3,850,056
Gross profit	$95,446	$140,561
Depreciation and amortization expense	$(5,603)	$(6,444)
Net income attributable to the Company	$32,593	$78,606

Earnings per Share:
Basic	$1.40	$3.35
Diluted	$1.34	$3.18

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$48,507	$107,745
EBITDA	$55,544	$110,885

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 21-23

Fiscal Second Quarter 2024 Financial Summary

Revenues increased 7% to $2.079 billion from $1.950 billion in the same year-ago quarter. Excluding an increase of $231.6 million of forward sales, revenues decreased $102.5 million, or 7.3%, which was due to a decrease in gold and silver ounces sold, partially offset by higher average selling prices of gold and silver.

The Direct-to-Consumer segment contributed 18% and 23% of the consolidated revenue in the fiscal second quarters of 2024 and 2023, respectively. JMB’s revenue represented 16% of the consolidated revenues for the fiscal second quarter of 2024 compared with 21% for the prior year fiscal second quarter.

Gross profit decreased 28% to $46.0 million (2.21% of revenue) from $64.0 million (3.28% of revenue) in the same year-ago quarter. The decrease in gross profit was due to lower gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 48% and 57% of the consolidated gross profit in the fiscal second quarters of 2024 and 2023, respectively. Gross profit contributed by JMB represented 41% of the consolidated gross profit in the fiscal second quarter of 2024 and 51% of the consolidated gross profit for the prior year fiscal second quarter.

Selling, general and administrative expenses increased 8% to $22.4 million from $20.8 million in the same year-ago quarter. The change was primarily due to an increase in compensation expense (including performance-based accruals) of $1.4 million, higher consulting and professional fees of $0.6 million, an increase in information technology costs of $0.4 million, partially offset by a decrease in insurance costs of $0.9 million, and lower advertising costs of $0.4 million.

Depreciation and amortization expense decreased 14% to $2.8 million from $3.3 million in the same year-ago quarter. The change was primarily due to a $0.6 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 27% to $6.3 million from $5.0 million in the same year-ago quarter. The aggregate increase in interest income was primarily due to an increase in other finance product income of $0.8 million and an increase in interest income earned by our Secured Lending segment of $0.6 million.

Interest expense increased 41% to $10.2 million from $7.2 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $2.4 million associated with our Trading Credit Facility due to an increase in interest rates as well as increased borrowings and an increase of $1.1 million related to product financing arrangements, partially offset by a decrease of $0.3 million related to the AMCF Notes (including amortization of debt issuance costs) due to the repayment in December 2023.

Earnings from equity method investments decreased 83% to $0.8 million from $4.7 million in the same year-ago quarter. The decrease was due primarily to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $13.8 million or $0.57 per diluted share, compared to net income of $33.5 million or $1.35 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended December 31, 2023 totaled $21.7 million, a decrease of $24.8 million or 53% compared to $46.5 million in the same year-ago quarter. The decrease is principally due to lower net income before provision for income taxes.

EBITDA for the three months ended December 31, 2023 totaled $25.1 million, a decrease of $23.6 million or 48% compared to $48.7 million in the same year-ago quarter. The decrease was principally due to lower net income of $19.6 million, lower income tax expense of $5.1 million, higher interest income of $1.3 million, and higher interest expense of $2.9 million.

Fiscal Six Months 2024 Financial Summary

Revenues increased 19% to $4.563 billion from $3.850 billion in the same year-ago period. Excluding an increase of $891.6 million of forward sales, revenues decreased $178.2 million, or 6.1%, which was due to a decrease in gold and silver ounces sold, partially offset by higher average selling prices of gold and silver.

The Direct-to-Consumer segment contributed 15% and 23% of the consolidated revenue for the six months ended December 31, 2023 and 2022, respectively. JMB’s revenue represented 14% of the consolidated revenues for the six months ended December 31, 2023 compared with 21% for the six months ended December 31, 2022.

Gross profit decreased 32% to $95.4 million (2.09% of revenue) from $140.6 million (3.65% of revenue) in the same year-ago period. The decrease in gross profit was due to lower gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 45% and 56% of the consolidated gross profit for the six months ended December 31, 2023 and 2022, respectively. Gross profit contributed by JMB represented 38% and 49% of the consolidated gross profit for the six months ended December 31, 2023 and 2022, respectively.

Selling, general and administrative expenses increased 15% to $44.2 million from $38.6 million in the same year-ago period. The change was primarily due to an increase in consulting and professional fees of $2.6 million, an increase in compensation expense (including performance-based accruals) of $2.6 million, an increase in information technology costs of $0.7 million, partially offset by a decrease in insurance costs of $0.5 million.

Depreciation and amortization expense decreased 13% to $5.6 million from $6.4 million in the same year-ago period. The change was primarily due to a $1.1 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 23% to $12.4 million from $10.1 million in the same year-ago period. The aggregate increase in interest income was primarily due to an increase in other finance product income of $1.5 million and an increase in interest income earned by our Secured Lending segment of $0.8 million.

Interest expense increased 50% to $20.0 million from $13.4 million in the same year-ago period. The increase in interest expense was primarily driven by an increase of $5.6 million associated with our Trading Credit Facility due to an increase in interest rates as well as increased borrowings, an increase of $1.6 million related to product financing arrangements, partially offset by a decrease of $0.4 million related to the AMCF Notes (including amortization of debt issuance costs) due to the repayment in December 2023, and a $0.2 million decrease in loan servicing fees.

Earnings from equity method investments decreased 53% to $3.5 million from $7.3 million in the same year-ago period. The decrease was due primarily to decreased earnings of our equity method investees.

Net income attributable to the Company totaled $32.6 million or $1.34 per diluted share, compared to net income of $78.6 million or $3.18 per diluted share in the same year-ago period.

Adjusted net income before provision for income taxes for the six months ended December 31, 2023 totaled $48.5 million, a decrease of $59.2 million or 55% compared to $107.7 million in the same year-ago period. The decrease is principally due to lower net income before provision for income taxes of $58.7 million and lower amortization of acquired intangibles of $1.1 million.

EBITDA for the six months ended December 31, 2023 totaled $55.5 million, a decrease of $55.3 million or 50% compared to $110.9 million in the same year-ago period. The decrease was principally due to lower net income of $45.9 million, lower income tax expense of $12.9 million, lower amortization of acquired intangibles of $1.1 million, higher interest expense of $6.6 million, and higher interest income of $2.3 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on January 29, 2024 to stockholders of record as of January 16, 2024. It is expected that the next quarterly dividend will be paid in April 2024. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (February 6, 2024) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast:

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Participant Access Code: 362228

The call will also be broadcast live and available for replay on the Investor Relations section of A-Mark’s website at www.ir.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through February 20, 2024.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Participant Access Code: 49671

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JM Bullion is a leading e-commerce retailer of precious metals and operates seven separately branded, company-owned websites targeting specific niches within the precious metals market: JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, SilverPrice.org, BGASC.com and BullionMax.com. JMB also owns CyberMetals.com, an online platform where customers can purchase and sell fractional shares of digital gold, silver, platinum, and palladium bars in a range of denominations. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark also holds minority ownership interests in four additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, and Vienna, Austria. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These include statements regarding expectations with respect to future profitability and growth, dividend declarations, the amount or timing of any future dividends, future macroeconomic conditions and demand for precious metal products, and the Company’s ability to effectively respond to changing economic conditions. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint, the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following three amounts: (i) acquisition expenses; (ii) amortization expenses related to intangible assets acquired; and (iii) depreciation expense. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended December 31, 2023.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover or Greg Bradbury

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	December 31, 2023	June 30, 2023
	(unaudited)
ASSETS
Current assets
Cash	$28,495	$39,318
Receivables, net	42,720	35,243
Derivative assets	25,745	77,881
Secured loans receivable	106,565	100,620
Precious metals held under financing arrangements	19,520	25,530
Inventories:
Inventories	591,737	645,812
Restricted inventories	518,613	335,831
	1,110,350	981,643
Income tax receivable	1,022	—
Prepaid expenses and other assets	5,864	6,956
Total current assets	1,340,281	1,267,191
Operating lease right of use assets	4,524	5,119
Property, plant, and equipment, net	14,987	12,513
Goodwill	100,943	100,943
Intangibles, net	58,299	62,630
Long-term investments	91,886	88,535
Other long-term assets	12,938	8,640
Total assets	$1,623,858	$1,545,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Lines of credit	$—	$235,000
Liabilities on borrowed metals	24,215	21,642
Product financing arrangements	518,613	335,831
Accounts payable and other payables	10,689	25,465
Deferred revenue and other advances	121,648	181,363
Derivative liabilities	28,908	8,076
Accrued liabilities	12,353	20,418
Income tax payable	—	958
Notes payable	3,234	95,308
Total current liabilities	719,660	924,061
Lines of credit	298,000	—
Deferred tax liabilities	16,697	16,677
Other liabilities	4,121	4,440
Total liabilities	1,038,478	945,178
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of December 31, 2023 or June 30, 2023	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,848,248 and 23,672,122 shares issued and 22,901,153 and 23,336,387 shares outstanding as of December 31, 2023 and June 30, 2023, respectively	239	237
Treasury stock, 947,095 and 335,735 shares at cost as of December 31, 2023 and June 30, 2023, respectively	(26,780)	(9,762)
Additional paid-in capital	170,816	169,034
Accumulated other comprehensive loss	(961)	(1,025)
Retained earnings	440,445	440,639
Total A-Mark Precious Metals, Inc. stockholders’ equity	583,759	599,123
Noncontrolling interest	1,621	1,270
Total stockholders’ equity	585,380	600,393
Total liabilities, noncontrolling interest and stockholders’ equity	$1,623,858	$1,545,571

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Revenues	$2,078,815	$1,949,705	$4,563,433	$3,850,056
Cost of sales	2,032,774	1,885,736	4,467,987	3,709,495
Gross profit	46,041	63,969	95,446	140,561
Selling, general, and administrative expenses	(22,396)	(20,813)	(44,241)	(38,597)
Depreciation and amortization expense	(2,811)	(3,260)	(5,603)	(6,444)
Interest income	6,311	4,984	12,413	10,080
Interest expense	(10,168)	(7,236)	(19,991)	(13,366)
Earnings from equity method investments	777	4,669	3,486	7,346
Other income, net	569	833	842	1,360
Unrealized gains on foreign exchange	105	1	11	215
Net income before provision for income taxes	18,428	43,147	42,363	101,155
Income tax expense	(4,467)	(9,550)	(9,419)	(22,321)
Net income	13,961	33,597	32,944	78,834
Net income attributable to noncontrolling interest	195	116	351	228
Net income attributable to the Company	$13,766	$33,481	$32,593	$78,606
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$0.60	$1.43	$1.40	$3.35
Diluted	$0.57	$1.35	$1.34	$3.18

Weighted-average shares outstanding:
Basic	23,079,500	23,489,000	23,222,100	23,442,700
Diluted	24,063,500	24,731,600	24,298,100	24,708,400

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Six Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$32,944	$78,834
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	5,603	6,444
Amortization of loan cost	1,214	1,140
Share-based compensation	1,146	1,069
Earnings from equity method investments	(3,486)	(7,346)
Dividends and distributions received from equity method investees	269	551
Other	157	421
Changes in assets and liabilities:
Receivables, net	(7,477)	(12,548)
Secured loans receivable	—	1,011
Derivative assets	52,136	49,955
Income tax receivable	(1,022)	(2,525)
Precious metals held under financing arrangements	6,010	22,479
Inventories	(128,707)	(181,534)
Prepaid expenses and other assets	(134)	371
Accounts payable and other payables	(14,778)	3,194
Deferred revenue and other advances	(59,715)	(1,341)
Derivative liabilities	20,832	27,154
Liabilities on borrowed metals	2,573	(28,308)
Accrued liabilities	(8,274)	(7,157)
Income tax payable	(958)	(382)
Net cash used in operating activities	(101,667)	(48,518)
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(3,824)	(2,662)
Purchase of long-term investments	(50)	(500)
Purchase of intangible assets	—	(4,500)
Secured loans receivable, net	(5,937)	22,742
Other	(848)	—
Net cash (used in) provided by investing activities	(10,659)	15,080
Cash flows from financing activities:
Product financing arrangements, net	182,782	64,589
Dividends paid	(32,686)	(28,088)
Distributions paid to noncontrolling interest	—	(1,001)
Net borrowings and repayments under lines of credit	63,000	32,000
Repayment of notes	(95,000)	—
Proceeds from notes payable to related party	2,688	3,887
Repayments on notes payable to related party	—	(2,135)
Repurchases of common stock	(16,936)	—
Debt funding issuance costs	(2,975)	(219)
Proceeds from the exercise of share-based awards	962	725
Payments for tax withholding related to net settlement of share-based awards	(332)	(1,604)
Net cash provided by financing activities	101,503	68,154
Net (decrease) increase in cash	(10,823)	34,716
Cash, beginning of period	39,318	37,783
Cash, end of period	$28,495	$72,499

Overview of Results of Operations for the Three Months Ended December 31, 2023 and 2022

Consolidated Results of Operations

The operating results for the three months ended December 31, 2023 and 2022 were as follows (in thousands, except per share data):

Three Months Ended December 31,	2023		2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,078,815	100.000%	$1,949,705	100.000%	$129,110	6.6%
Gross profit	46,041	2.215%	63,969	3.281%	$(17,928)	(28.0%)
Selling, general, and administrative expenses	(22,396)	(1.077%)	(20,813)	(1.067%)	$1,583	7.6%
Depreciation and amortization expense	(2,811)	(0.135%)	(3,260)	(0.167%)	$(449)	(13.8%)
Interest income	6,311	0.304%	4,984	0.256%	$1,327	26.6%
Interest expense	(10,168)	(0.489%)	(7,236)	(0.371%)	$2,932	40.5%
Earnings from equity method investments	777	0.037%	4,669	0.239%	$(3,892)	(83.4%)
Other income, net	569	0.027%	833	0.043%	$(264)	(31.7%)
Unrealized gains on foreign exchange	105	0.005%	1	0.000%	$104	10,400.0%
Net income before provision for income taxes	18,428	0.886%	43,147	2.213%	$(24,719)	(57.3%)
Income tax expense	(4,467)	(0.215%)	(9,550)	(0.490%)	$(5,083)	(53.2%)
Net income	13,961	0.672%	33,597	1.723%	$(19,636)	(58.4%)
Net income attributable to noncontrolling interest	195	0.009%	116	0.006%	$79	68.1%
Net income attributable to the Company	$13,766	0.662%	$33,481	1.717%	$(19,715)	(58.9%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.60		$1.43		$(0.83)	(58.0%)
Diluted	$0.57		$1.35		$(0.78)	(57.8%)

Overview of Results of Operations for the Three Months Ended December 31, 2023 and September 30, 2023

Consolidated Results of Operations

The operating results for the three months ended December 31, 2023 and September 30, 2023 were as follows (in thousands, except per share data):

Three Months Ended	December 31, 2023		September 30, 2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,078,815	100.000%	$2,484,618	100.000%	$(405,803)	(16.3%)
Gross profit	46,041	2.215%	49,405	1.988%	$(3,364)	(6.8%)
Selling, general, and administrative expenses	(22,396)	(1.077%)	(21,845)	(0.879%)	$551	2.5%
Depreciation and amortization expense	(2,811)	(0.135%)	(2,792)	(0.112%)	$19	0.7%
Interest income	6,311	0.304%	6,102	0.246%	$209	3.4%
Interest expense	(10,168)	(0.489%)	(9,823)	(0.395%)	$345	3.5%
Earnings from equity method investments	777	0.037%	2,709	0.109%	$(1,932)	(71.3%)
Other income, net	569	0.027%	273	0.011%	$296	108.4%
Unrealized gains (losses) on foreign exchange	105	0.005%	(94)	(0.004%)	$199	211.7%
Net income before provision for income taxes	18,428	0.886%	23,935	0.963%	$(5,507)	(23.0%)
Income tax expense	(4,467)	(0.215%)	(4,952)	(0.199%)	$(485)	(9.8%)
Net income	13,961	0.672%	18,983	0.764%	$(5,022)	(26.5%)
Net income attributable to noncontrolling interest	195	0.009%	156	0.006%	$39	25.0%
Net income attributable to the Company	$13,766	0.662%	$18,827	0.758%	$(5,061)	(26.9%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.60		$0.81		$(0.21)	(25.9%)
Diluted	$0.57		$0.77		$(0.20)	(26.0%)

Overview of Results of Operations for the Six Months Ended December 31, 2023 and 2022

Consolidated Results of Operations

The operating results for the six months ended December 31, 2023 and 2022 were as follows (in thousands, except per share data):

Six Months Ended December 31,	2023		2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$4,563,433	100.000%	$3,850,056	100.000%	$713,377	18.5%
Gross profit	95,446	2.092%	140,561	3.651%	$(45,115)	(32.1%)
Selling, general, and administrative expenses	(44,241)	(0.969%)	(38,597)	(1.003%)	$5,644	14.6%
Depreciation and amortization expense	(5,603)	(0.123%)	(6,444)	(0.167%)	$(841)	(13.1%)
Interest income	12,413	0.272%	10,080	0.262%	$2,333	23.1%
Interest expense	(19,991)	(0.438%)	(13,366)	(0.347%)	$6,625	49.6%
Earnings from equity method investments	3,486	0.076%	7,346	0.191%	$(3,860)	(52.5%)
Other income, net	842	0.018%	1,360	0.035%	$(518)	(38.1%)
Unrealized gains on foreign exchange	11	0.000%	215	0.006%	$(204)	(94.9%)
Net income before provision for income taxes	42,363	0.928%	101,155	2.627%	$(58,792)	(58.1%)
Income tax expense	(9,419)	(0.206%)	(22,321)	(0.580%)	$(12,902)	(57.8%)
Net income	32,944	0.722%	78,834	2.048%	$(45,890)	(58.2%)
Net income attributable to noncontrolling interest	351	0.008%	228	0.006%	$123	53.9%
Net income attributable to the Company	$32,593	0.714%	$78,606	2.042%	$(46,013)	(58.5%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$1.40		$3.35		$(1.95)	(58.2%)
Diluted	$1.34		$3.18		$(1.84)	(57.9%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended December 31, 2023 and 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2023 and 2022 follows (in thousands):

Three Months Ended December 31,	2023	2022	Change
	$	$	$	%
Net income before provision for income taxes	$18,428	$43,147	$(24,719)	(57.3%)
Adjustments:
Acquisition costs	489	64	$425	664.1%
Amortization of acquired intangibles	2,165	2,763	$(598)	(21.6%)
Depreciation expense	646	497	$149	30.0%
Adjusted net income before provision for income taxes (non-GAAP)	$21,728	$46,471	$(24,743)	(53.2%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended December 31, 2023 and 2022 follows (in thousands):

Three Months Ended December 31,	2023	2022	Change
	$	$	$	%
Net income	$13,961	$33,597	$(19,636)	(58.4%)
Adjustments:
Interest income	(6,311)	(4,984)	$1,327	26.6%
Interest expense	10,168	7,236	$2,932	40.5%
Amortization of acquired intangibles	2,165	2,763	$(598)	(21.6%)
Depreciation expense	646	497	$149	30.0%
Income tax expense	4,467	9,550	$(5,083)	(53.2%)
	11,135	15,062	$(3,927)	(26.1%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$25,096	$48,659	$(23,563)	(48.4%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(57,405)	$(328,140)	$(270,735)	(82.5%)
Changes in operating working capital	74,387	361,909	$(287,522)	(79.4%)
Interest expense	10,168	7,236	$2,932	40.5%
Interest income	(6,311)	(4,984)	$1,327	26.6%
Income tax expense	4,467	9,550	$(5,083)	(53.2%)
Earnings from equity method investments	777	4,669	$(3,892)	(83.4%)
Share-based compensation	(482)	(534)	$(52)	(9.7%)
Amortization of loan cost	(692)	(586)	$106	18.1%
Other	187	(461)	$648	140.6%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$25,096	$48,659	$(23,563)	(48.4%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended December 31, 2023 and September 30, 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended December 31, 2023 and September 30, 2023 follows (in thousands):

Three Months Ended	December 31, 2023	September 30, 2023	Change
	$	$	$	%
Net income before provision for income taxes	$18,428	23,935	$(5,507)	(23.0%)
Adjustments:
Acquisition costs	489	52	$437	840.4%
Amortization of acquired intangibles	2,165	2,165	—	—%
Depreciation expense	646	627	$19	3.0%
Adjusted net income before provision for income taxes (non-GAAP)	$21,728	$26,779	$(5,051)	(18.9%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended December 31, 2023 and September 30, 2023 follows (in thousands):

Three Months Ended	December 31, 2023	September 30, 2023	Change
	$	$	$	%
Net income	$13,961	$18,983	$(5,022)	(26.5%)
Adjustments:
Interest income	(6,311)	(6,102)	$209	3.4%
Interest expense	10,168	9,823	$345	3.5%
Amortization of acquired intangibles	2,165	2,165	$—	—%
Depreciation expense	646	627	$19	3.0%
Income tax expense	4,467	4,952	$(485)	(9.8%)
	11,135	11,465	$(330)	(2.9%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$25,096	$30,448	$(5,352)	(17.6%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(57,405)	$(44,262)	$13,143	29.7%
Changes in operating working capital	74,387	65,127	$9,260	14.2%
Interest expense	10,168	9,823	$345	3.5%
Interest income	(6,311)	(6,102)	$209	3.4%
Income tax expense	4,467	4,952	$(485)	(9.8%)
Dividends received from equity method investees	—	(269)	$269	100.0%
Earnings from equity method investments	777	2,709	$(1,932)	(71.3%)
Share-based compensation	(482)	(664)	$(182)	(27.4%)
Amortization of loan cost	(692)	(522)	$170	32.6%
Other	187	(344)	$531	154.4%
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$25,096	$30,448	$(5,352)	(17.6%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Six Months Ended December 31, 2023 and 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the six months ended December 31, 2023 and 2022 follows (in thousands):

Six Months Ended December 31,	2023	2022	Change
	$	$	$	%
Net income before provision for income taxes	$42,363	$101,155	$(58,792)	(58.1%)
Adjustments:
Acquisition costs	541	146	$395	270.5%
Amortization of acquired intangibles	4,330	5,474	$(1,144)	(20.9%)
Depreciation expense	1,273	970	$303	31.2%
Adjusted net income before provision for income taxes (non-GAAP)	$48,507	$107,745	$(59,238)	(55.0%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the six months ended December 31, 2023 and 2022 follows (in thousands):

Six Months Ended December 31,	2023	2022	Change
	$	$	$	%
Net income	$32,944	$78,834	$(45,890)	(58.2%)
Adjustments:
Interest income	(12,413)	(10,080)	$2,333	23.1%
Interest expense	19,991	13,366	$6,625	49.6%
Amortization of acquired intangibles	4,330	5,474	$(1,144)	(20.9%)
Depreciation expense	1,273	970	$303	31.2%
Income tax expense	9,419	22,321	$(12,902)	(57.8%)
	22,600	32,051	$(9,451)	(29.5%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$55,544	$110,885	$(55,341)	(49.9%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(101,667)	$(48,518)	$53,149	109.5%
Changes in operating working capital	139,514	129,631	$9,883	7.6%
Interest expense	19,991	13,366	$6,625	49.6%
Interest income	(12,413)	(10,080)	$2,333	23.1%
Income tax expense	9,419	22,321	$(12,902)	(57.8%)
Dividends and distributions received from equity method investees	(269)	(551)	$(282)	(51.2%)
Earnings from equity method investments	3,486	7,346	$(3,860)	(52.5%)
Share-based compensation	(1,146)	(1,069)	$77	7.2%
Amortization of loan cost	(1,214)	(1,140)	$74	6.5%
Other	(157)	(421)	$(264)	(62.7%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$55,544	$110,885	$(55,341)	(49.9%)